Solutia (SELLER)
________________________________________________________________
10300 Olive Boulevard
P.O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
                          SALES CONTRACT

     SOLD TO   El Dorado Chemical (BUYER)
               P.O. Box 1373
               Oklahoma City, OK 73101

THE FOLLOWING GOODS, SUBJECT TO TERMS AND CONDITIONS AS STATED
BELOW AND ON THE REVERSE SIDE HEREOF.

PERIOD January 1, 1999 through December 31, 2000 and continuing calendar year to calendar year thereafter unless canceled, in writing, by either party prior to the preceding
                    October 1st.

GOODS               Anhydrous Ammonia

QUANTITY            minimum of 5,000 tons per month

                    additional quantities available provided such quantities are mutually agreed to by both parties.

PRICE               ***

                    ***
                    ***

                    ***

                    ***

                    ***

PAYMENT TERMS       Net 15 days from date of invoice, with end of
                    month billing

F.O.B.              Seller's *** plant

ADDITIONAL TERMS
AND CONDITIONS      A pipeline freight allowance (PA) of $*** is
                    included to match the current competitive freight position for delivery into El Dorado
                    Chemical's plant.  The pipeline freight
                    allowance will reduced by the amount that the freight can be reduced below $***.



This contract shall not be binding on Seller unless executed by Buyer and an authorized representative of Seller and delivered to Seller within thirty days from the date below.


EXECUTED BY                        Dated
                                         ________________________
EL DORADO CHEMICAL COMPANY, BUYER         SOLUTIA, INC., SELLER
_________________________________

By                                   By
  ______________________________       ___________________________

Title                                Title
     ____________________________         _________________________

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

     1. EXCUSE OF PERFORMANCE. (a) Deliveries may be suspended by either party in the event of: Act of God, war, riot, fire, explosion, accident, flood, sabotage; lack of adequate fuel, power, raw materials, labor, containers or transportation facilities; compliance with governmental requests, laws, regulations, orders or actions; breakage or failure of machinery or apparatus; national defense requirements or any other event, whether or not of the class or kind enumerated herein, beyond the reasonable control of such party; or in the event of labor trouble, strike, lockout or injunction (provided that neither party shall be required to settle a labor dispute against its own best judgment); which event makes impracticable the manufacture, transportation, acceptance or use of a shipment of the goods or of a material upon which the manufacture of the goods is dependent.

     (b) If Seller determines that its ability to supply the total demand for the goods, or obtain any or a sufficient quantity of any material used directly or indirectly in the manufacture of the goods, is hindered, limited or made impracticable, Seller may allocate its available supply of the goods or such material (without obligation to acquire other supplies of any such goods or material) among itself and its purchasers on such basis as Seller determines to be equitable without liability for any failure of performance which may result therefrom.

     (c) Deliveries suspended or not made by reason of this section shall be canceled without liability, but this contract shall otherwise remain unaffected.

     2. BUYER'S CREDIT. Seller reserves the right, among other remedies, either to terminate this contract or to suspend further deliveries under it in the event Buyer fails to pay for any one shipment when same becomes due. Should Buyer's financial responsibility become unsatisfactory to Seller, cash payments or security satisfactory to Seller may be required by Seller for future deliveries and for the goods theretofore delivered.

     3. WEIGHTS AND CONTAINERS. In the case of bulk carload, tank car, tank truck or barge shipments, Seller's weights shall govern unless proved to be in error. Where returnable containers are used in shipment, title to such containers shall remain in Seller, and a deposit in the amount required by Seller must be made at the time payment is tendered for the goods. Such containers must be kept in good condition, must not be used for any material other than the good shipped therein and must be returned within sixty (60) days from date of shipment. On such containers being so returned in good condition, a refund of the deposit will be made.

     4. SHIPMENTS. The quantity shipped in any contract month may be limited by Seller to either (a) the average of the monthly quantities purchased by Buyer for the preceding contract months or
(b) the maximum quantity covered by this contract divided by the number of months in the period of this contract (provided, however, that if different quantities apply to different time periods within the period of this contract, Seller may limit shipments based upon the current maximum quantity for the applicable time period under this contract divided by the number of months in such time period). Any quantity not shipped as a result of any such limitation shall be deducted from the total quantity of this contract. Seller shall not be bound to tender delivery of any quantities for which Buyer has not given shipping instructions.

     5. LIMITED WARRANTY. Subject to Section 6 and unless otherwise expressly provided herein, Seller warrants title and that the goods shall conform to Seller's standard specifications or to the attached specifications, if any. Subject to the preceding sentence and except as otherwise expressly provided herein, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO THE GOODS, whether used alone or in combination with any other material.

     6. LIMITATION OF LIABILITY. (a) Within thirty (30) days after receipt of each shipment of the goods, Buyer shall examine such goods for any damage, defect or shortage. All claims for any cause whatsoever (whether such cause be based on contract, negligence, strict liability, other tort or otherwise) shall be deemed waived unless made in writing and received by Seller within sixty (60) days after Buyer's receipt of the goods, in respect to which such claim is made, or, if such claim is for non-delivery of such goods, within sixty (60) days after the date upon which such goods were to be delivered, provided that as to any such cause not reasonably discoverable within such sixty (60) day period (including that discoverable only in processing, further manufacture, other use or resale) any claim shall be made in writing and received by Seller within one hundred eighty (180) days after Buyer's receipt of the goods, in respect to which such claim is made, or within thirty (30) days after Buyer learns of the facts giving rise to such claim, whichever shall first occur. Failure of Seller to receive written notice of any such claim within the applicable time period shall be deemed an absolute and unconditional waiver by Buyer of such claim irrespective of whether the facts giving rise to such claim shall have then been discovered or of whether processing, further manufacture, other use or resale of the goods shall have then taken place.

     (b) BUYER'S EXCLUSIVE REMEDY SHALL BE FOR DAMAGES, AND SELLER'S TOTAL LIABILITY FOR ANY AND ALL LOSSES AND DAMAGES ARISING OUT OF ANY CAUSE WHATSOEVER (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE) SHALL IN NO EVENT EXCEED THE PURCHASE PRICE OF THE GOODS IN RESPECT TO WHICH SUCH CAUSE ARISES OR, AT SELLER'S OPTION, THE REPAIR OR REPLACEMENT OF SUCH GOODS, AND IN NO EVENT SHALL SELLER BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES RESULTING FROM ANY SUCH CAUSE. Seller shall not be liable for, and Buyer assumes liability for, all personal injury and property damage connected with the handling, transportation, possession, processing, further manufacture, other use or resale of the goods, whether the goods are used alone or in combination with any other material. Transportation charges for the return of the goods shall not be paid unless authorized in advance by Seller.

     (c) If Seller furnishes technical or other advice to Buyer, whether or not at Buyer's request, with respect to processing, further manufacture, other use or resale of the goods, Seller shall not be liable for, and Buyer assumes all risk of, such advice and the results thereof.

     7. PATENTS. Subject to Section 6 and unless otherwise expressly provided herein, Seller warrants that the goods sold pursuant to this contract, except for those made for Buyer according to Buyer's specifications, do not infringe any valid U.S. patent. This warranty is given upon condition that Buyer promptly notify Seller of any claim or suit involving Buyer in which such infringement is alleged and that, if Seller is affected, Buyer permit Seller to control completely the defense or compromise of any such allegation of infringement. Seller does not warrant that the use of the goods or any material made therefrom, whether the goods are used alone or in combination with any other material, will not infringe a patent. Seller reserves the right to terminate Seller's warranty under this Section 7 at any time with respect to any undelivered goods, it being agreed that in the event of such termination Buyer may, without penalty, thereafter refuse acceptance of such undelivered goods.

     8. FREIGHT AND TAXES. Any increase in freight rates paid by Seller on shipments covered by this contract and hereafter becoming effective and any tax or governmental charge or increase in same (excluding any franchise or income tax or other tax or charge based on income) (a) increasing the cost to Seller of producing, selling or delivering the goods or of procuring materials used therein or
(b) payable by Seller because of the production, sale or delivery of the goods, such as Sales Tax, Use Tax, Retailer's Occupational Tax, Gross Receipts Tax, Value Added Tax, may, at Seller's option, be added to the price herein specified.

     9.   PRICE REVISION.

     10.  Price Protection.

     11. COMPLIANCE WITH CERTAIN LAWS. Subject to Section 6 and unless otherwise expressly provided herein, the goods shall be produced in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended, and Executive Order 11246.

     12. ASSIGNMENT. Buyer shall not (by operation of law or otherwise) assign its rights or delegate its performance hereunder without the prior written consent of Seller, and any attempted assignment or delegation without such consent shall be void.

     13. MISCELLANEOUS. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS CONTRACT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI. This contract constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and condition of their agreement. Except as provided in Sections 9 and 10 hereof, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this contract shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of purchase order or shipping instruction forms containing terms or conditions at variance with or in addition to those set forth herein. No waiver by either Seller or Buyer with respect to any breach or default or of any right or remedy and no course of dealing, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.